TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
DEALERTRACK HOLDINGS, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT
     Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, DealerTrack Holdings, Inc., a Delaware corporation (the “Company”) has granted to Participant the number of Restricted Stock Units under the Amended and Restated 2005 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.
ARTICLE I
GENERAL
     1.1 Definitions. All capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings ascribed to them in the Plan and the Grant Notice.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS
     2.1 Award of Restricted Stock Units.
          (a) Award. Subject to the terms of this Agreement, the Company hereby grants to the Participant an Award (as defined below) with respect the number of Restricted Stock Units set forth in the Grant Notice (subject to adjustment as provided in Section 11.1 of the Plan) (the “Award”). As used herein, the term “Restricted Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Stock (subject to adjustment as provided in Section 11.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall not be treated as property or a trust fund of any kind.
          (b) Plan. The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article 11 thereof.
     2.2 Restrictions.
          (a) Forfeiture. Any Award which is not vested upon the Participant’s termination of employment shall thereupon be terminated and forfeited immediately and without any further action by the Company and without any consideration by the Company.
          (b) Vesting and Lapse of Restrictions. Subject to Sections 2.2(a), 2.2(c) and 2.2(d), the Award shall vest in accordance with the vesting schedule set forth on the Grant Notice or any other written agreement between the Company or any of its Subsidiaries, on the one hand, and Participant, on the other hand.
          (c) Acceleration of Vesting. Notwithstanding Sections 2.2(a) and 2.2(b), pursuant to Section 11.3 of the Plan, the Award shall become fully vested and all Restrictions applicable to such Award shall lapse in the event of a Change in Control, in connection with which the successor corporation does not assume the Award or substitute an equivalent right for the Award. Should the successor corporation assume the Award or substitute an equivalent right, then no such acceleration shall apply (unless otherwise determined by the Committee pursuant to the terms of the Plan).
          (d) Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services. Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without Cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or services, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.
          (e) Limitations on Rights Associated with Restricted Stock Units. The Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units and any Stock underlying or issuable in respect of such Restricted Stock Units until such Stock is actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the issuance of the stock certificate.
          (f) Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.
ARTICLE III.
OTHER PROVISIONS
     3.1 Timing and Manner of Payment of Restricted Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Article II hereof or Article 11 of the Plan (and in all events not later than 60 days after the applicable vesting date), the Company shall deliver to the Participant a number of shares of Stock (either by delivering one or more certificates for such Stock or by entering such Stock in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Stock Units subject to the Award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to vesting pursuant to Sections 3(b) and 3(c) above. The Company’s obligation to deliver Shares is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any Stock with respect to the vested Restricted Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 10.5 of the Plan.
     3.2 Adjustments upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 11.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in accordance with such section in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.

     3.3 Tax Withholding. Subject to Section 15.3 of the Plan, upon any distribution of Stock in respect of the Restricted Stock Units, the Committee may in its discretion reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Company does not satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Restricted Stock Units, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from any compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
     3.4 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     3.5 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.6 Amendment, Suspension and Termination. The Awards may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Participant, alter or impair any rights or obligations under any Award.
     3.7 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.
     3.8 Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.
     3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
     The Participant represents that he has read this Agreement and the Plan and is familiar with the terms and provisions of each. The Participant acknowledges that the Award is issued pursuant to, and is subject to the terms and conditions of, the Plan, and the Participant will be bound by the terms of the Plan as if it were set forth verbatim in this Agreement. The Participant agrees to comply with all rules the Company may establish with respect to the Plan. The Participant further acknowledges and agrees that this Agreement (and the Plan) constitutes the entire agreement between the parties with respect to the

Award and that this Agreement (and the Plan) supersedes any and all prior agreements, whether written or oral, between the parties with respect to the Award.

B-1